UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 17, 2007

VIEWPOINT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27168	95-4102687
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

498 Seventh Avenue, Suite 1810, New York, NY (Address of principal executive offices)		10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 201-0800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 2, 2007, the Board of Directors of Viewpoint Corporation (the “Company”) authorized the executive officers of the Company to file an application to transfer the listing of the Company’s common stock from The Nasdaq Global Market to The Nasdaq Capital Market. The Company filed the application on May 18, 2007.

As previously announced, on November 27, 2006, the Company received written notification from the NASDAQ Listing Qualifications Department that, for the last 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under NASDAQ Marketplace Rule 4450(a)(5). The November 27, 2006 letter stated that the Company may, among other things, apply to transfer its securities to The Nasdaq Capital Market if it satisfies the requirements for initial inclusion set forth in NASDAQ Marketplace Rule 4310(c).

The Company expects to receive Nasdaq’s approval decision within the next two weeks and expects to maintain its current Nasdaq Global Market status pending approval of the transfer application. The Company believes it is eligible to transfer to The Nasdaq Capital Market, although there can be no assurance that the transfer will be approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT CORPORATION

/s/ Andrew J. Graf
Andrew J. Graf
EVP and General Counsel

Dated: May 18, 2007